SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-KA


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of earliest event reported, October 13, 2004



                            RICH HOLDINGS GROUP, INC.



       Nevada                           0-26509                    13-4025362
----------------------           ----------------------          --------------
State of Incorporation          (Commission File Number)        (IRS I.D.Number)


                                   Suite 2100
                               515 Madison Avenue
                            New York, New York 10022
                  --------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                  212-755-3636
                                 -------------
              (Registrant's telephone number, including area code)


                ------------------------------------------------
             (Former name or address, if changed since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.01

On October 13, 2004 John R. Rice III and Joseph Ingrassia sold an aggregate of 1,820,800 shares of restricted common stock of Registrant to 13 shareholders of China South Value Manufacturing Company, including, shares equal to 41.5% of Registrants outstanding shares to South Investment Group Co., Ltd. a domestic Chinese Company. The parties subsequently became aware that under Chinese law, the transaction as structured is prohibited in that domestic Chinese companies are not permitted to hold shares in U.S. shell companies. Accordingly, on November 8, 2004, the parties entered into a Rescission Agreement pursuant to which the sale of the shares to the China South Value Manufacturing Company shareholders was rescinded as of the date entered into. Simultaneously with and as part of the Rescission Agreement, all of the 1,820,800 shares were sold to Chen De Xing, a Chinese citizen. As a result of his purchase of the Mr. Chen now owns approximately 80.6% of Registrant's issued and outstanding shares.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

b) On October 13, 2004 John R. Rice resigned as President and a Director and John F. Beasty resigned as Secretary and Director of Registrant.

c) Simultaneously with the October 13, 2004 agreement, the following were appointed officers and directors of Registrant:

NAME                        AGE               POSITION
----                        ---               --------

Chen Xi Ding                34           President & Director

Chen Bai Yun                21           Vice President & Direcotr

Liang Wei Guang             28           Secretary & Director

John R. Rice III formerly President of Registrant was appointed as Chief Executive Officer

Chen De Xing, Age 54, President and Director
Mr. Chen has 24 years' working experience since 1980. From 1980 to 1989, he was general manager of Yongjia Shatou Pump and Valve Electricity Plant. From 1989 to 2000, he founded Wenzhou High and Middle Pressure Valve Plant with other partners and he was general manager of the plant. In 2002, Mr. Chen founded China South Investment Group and he acted as President to manage investment in profitable business and high-tech industry.

Chen Bai Xun, Age 21, Vice President and Director
Mr. Chen graduated from Wenzhou Professional College in 2004 and his major was business administration. Now he is sales manager of South Valve Manufacturing Company.

Liang Wei Guang, Age 28, Secretary and Director
Mr. Liang received a Bachelor of Economics Degree in the University of International Business and Economics, Beijing, PRC in 1999. From 1999 to 2001, he was a junior auditor in Deloitte Touche Tohmats Hua Yong Certified Public Accountants, a member of Deloitte Worldwide. In 2001 Mr. Liang was promoted as

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


senior auditor and from 2002 to 2003, he had been working as secondment in Deloitte Hong Kong Office. He has well experience in annual audit and IPO audit in China Mainland and Hong Kong. In June of 2004, Mr. Liang joined the China South Investment Group, a PRC company focusing on investment in profitable business and high-tech industry.

John R. Rice, III, Age 60, Chief Executive Officer
Mr. Rice received a Bachelor of Arts Degree in Liberal Arts from the University of Miami, Miami, FL. in 1964. From 1975 to 1989 he was a principal of John R. Rice Associates, Inc. a New York based business consulting and finance company initially focusing on asset based debt placements, and expanded to include medical equipment lease financing with clients including, among others, Johnson and Johnson Technocare, Division, Seimens Corporation, Picker Corporation, GE Capital, Marine Midland Bank, and various medical equipment-based Limited Partnerships. Mr. Rice became active in organizing, promoting and managing several Limited Partnerships. Mr. Rice is a Founder, Managing Member and principal of Capstone & Company, LLC, a financial service company, and its affiliates. He oversees international marketing of Capstone's programs and services to investors and joint venture partners, and is also responsible for capital formation for the Capstone group of companies.

All of the foregoing were retained in office after the rescission of the original sale and purchase of the shares by Chen Xi Ding.

Item 9.01 - Financial Statements and Exhibits

         (c)      Exhibits
         (2)      Rescission Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2004

                                       RICH HOLDINGS GROUP, INC.
                                               (Registrant)

                                       By: /s/ John R. Rice,III
                                          --------------------------------------
                                       John R. Rice, III Chief Executive Officer


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